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                           OFFER TO PURCHASE FOR CASH

                     ALL OUTSTANDING SHARES OF COMMON STOCK

                                       OF

                                COACH USA, INC.

                                       AT

                              $42.00 NET PER SHARE

                                       BY

                               SCH HOLDINGS CORP.

                           A WHOLLY OWNED SUBSIDIARY

                                       OF

                            STAGECOACH HOLDINGS PLC

 THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 10:00 A.M., NEW YORK CITY TIME,
            ON MONDAY, JULY 26, 1999, UNLESS THE OFFER IS EXTENDED.

                                                                   June 18, 1999

To Our Clients:

     Enclosed for your consideration is an Offer to Purchase dated June 18, 1999 (the "Offer to Purchase"), and the related Letter of Transmittal relating to an offer by SCH Holdings Corp., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Stagecoach Holdings plc, a public limited company organized under the laws of Scotland ("Parent"), to purchase all of the outstanding shares of Common Stock, $0.01 par value per share (the "Shares"), of Coach USA, Inc., a Delaware corporation (the "Company"), at a purchase price of $42.00 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer") enclosed herewith. Holders of Shares whose certificates for such Shares (the "Share Certificates") are not immediately available or who cannot deliver their Share Certificates and all other required documents to IBJ Whitehall Bank & Trust Company, the Depositary, prior to the Expiration Date (as defined in the Offer to Purchase), or who cannot complete the procedures for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

     WE ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED BY YOU TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.
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     We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

     Your attention is directed to the following:

     1. The Offer price is $42.00 per share, net to the seller in cash without interest thereon.

     2. The Offer is made for all of the outstanding Shares.

     3. The Board of Directors of the Company has approved the Merger Agreement (as defined below) and the transactions contemplated thereby, including the Offer and the Merger (as defined below) and determined that the terms of the Offer and the Merger are advisable and fair to, and in the best interests of, the holders of Shares and recommends that holders of the Shares accept the Offer and tender their Shares to Purchaser.

     4. The Offer is being made pursuant to an Agreement and Plan of Merger, dated as of June 12, 1999 (the "Merger Agreement") by and among Parent, Purchaser, SCH Acquisition Corp. ("Merger Sub"), and the Company. The Merger Agreement provides, among other things, that subsequent to the consummation of the Offer, Merger Sub will merge with and into the Company (the "Merger"). At the effective time of the Merger (the "Effective Time"), each Share issued and outstanding immediately prior to the Effective Time (other than Shares owned by the Company or any subsidiary of the Company and each Share owned by Parent, Purchaser or any other subsidiary of Parent, which shall be canceled, and other than Shares, if any, held by stockholders who have properly exercised appraisal rights under Section 262 of the Delaware General Corporation
        Law) will, by virtue of the Merger and without any action on the part of the holders of the Shares be converted into the right to receive in cash the per share price paid in the Offer, payable to the holder thereof, without interest, upon surrender of the certificate formerly representing such Share, less any required withholding taxes.

     5. The Offer and withdrawal rights will expire at 10:00 a.m., New York City time, on July 26, 1999, unless the Offer is extended. The initial Expiration Date is five business days following the expected earliest date of the Parent shareholders meeting in order to provide sufficient time for notice to be given to the Company's stockholders of the satisfaction of the Parent Shareholder Approval Condition (as defined below) following the Parent shareholders meeting. If the Parent shareholders meeting takes place on a later date, Purchaser expects that, subject to the Merger Agreement and the other considerations set forth in Section 1 of the Offer to Purchase, it would extend the Offer until five business days following such later date.

     6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

     7. The Offer is conditioned upon, among other things, (i) at the expiration of the Offer there being validly tendered and not properly withdrawn prior to the expiration of the Offer a number of Shares which constitute more than 50% of the voting power (determined on a fully diluted basis) on the date of purchase of all Shares entitled to vote generally in the election of directors or in a merger, (ii) the expiration or termination of any and all applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) (A) the receipt by Parent of a favorable informal advisory opinion from the staff of the United States Surface Transportation Board ("STB") to the effect that the proposed use of the Voting Trust (as defined in the Offer to Purchase) will effectively insulate Parent from acquiring unlawful control of the Company and such advisory opinion not having been withdrawn or (B) the STB having approved Parent's and Purchaser's acquisition of the federally regulated carriers controlled by the Company and (iv) a majority of the ordinary shares of Parent present and voting at an extraordinary general meeting of shareholders having duly adopted resolutions approving the acquisition by Parent of the Company pursuant to the Offer and the Merger and certain related matters (the "Parent Shareholder Approval Condition").

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     The Offer is being made solely by the Offer to Purchase and the related
Letter of Transmittal and is being made to all holders of Shares. Purchaser is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to any valid state statute. If Purchaser becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of Shares pursuant thereto, Purchaser will make a good faith effort to comply with any such state statute. If, after such good faith effort, Purchaser cannot comply with such state statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, the holders of Shares in such state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on behalf of Purchaser by J.P. Morgan Securities Inc., or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

     IF YOU WISH TO HAVE US TENDER ANY OR ALL OF THE SHARES HELD BY US FOR YOUR ACCOUNT, PLEASE INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM CONTAINED IN THIS LETTER. IF YOU AUTHORIZE A TENDER OF YOUR SHARES, ALL SUCH SHARES WILL BE TENDERED UNLESS OTHERWISE SPECIFIED IN SUCH INSTRUCTION FORM. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

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               INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE
                FOR CASH ALL OUTSTANDING SHARES OF COMMON STOCK
                                       OF
                                COACH USA, INC.
                                       BY
                               SCH HOLDINGS CORP.

     The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated June 18, 1999 (the "Offer to Purchase") and the related Letter of Transmittal pursuant to an offer by SCH Holdings Corp., a Delaware corporation and a wholly owned subsidiary of Stagecoach Holdings plc, a public limited company organized under the laws of Scotland, to purchase all outstanding shares of Common Stock, $0.01 par value per share (the "Shares"), of Coach USA, Inc., a Delaware corporation at a purchase price of $42.00 per Share, net to the seller in cash without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

     This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.


Number of Shares to be Tendered*                                            SIGN HERE
----------------------------------------                   --------------------------------------------
                                                           --------------------------------------------
                                                                           SIGNATURE(S)
   Dated            , 1999                                 --------------------------------------------
                                                                       PLEASE PRINT NAME(S)
                                                           --------------------------------------------
                                                                             ADDRESS

                                                           --------------------------------------------
                                                                  AREA CODE AND TELEPHONE NUMBER
                                                           --------------------------------------------
                                                              TAX IDENTIFICATION, OR SOCIAL SECURITY
                                                                              NUMBER

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* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.
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